MINUTES OF COMPLETION OF THE AGREEMENT DATED JULY 19, 2007 (THE "AGREEMENT") THAT WAS CONDUCTED ON NOVEMBER 1, 2007

Between:

Kidron Industrial Holdings, Ltd.
Co. No.: 520040486
(the "**Company**")

And:

1. AP Holdings
Through Mr. Shalom Attia
("**AP**")

2. Emvelco Corp.
Through Mr. Yossi Attia
("**Emvelco**")

(Together and separately: the "**Investor**")

The parties acknowledge as follows:

1. The preliminary conditions that were stated in Section 6 to the Agreement, have all been satisfied as of October 31, 2007.

2. For removal of doubt, the principals of the Investor agree that the issuance of 907,934,502 common shares of the Company to them, will be done in a manner that Emvelco will be issued 734,060,505 shares and AP will be issued 173,873,997 shares.

3. The Company has received reports from the Law Offices of Gorelick & Associates, according to which, among others, the Company is the owner of all issued capital stock of Verge Living Corporation ("**Verge**"), which includes 75,000 common shares at a par value of $1 for per share, and that Verge is the owner of the full ownership rights in the properties known as Corner of Main and Bonanza, Las Vegas, Nevada.

4. The Company has received reports from attorney Milenco Vukovic, according to which, among others, the company is the owner of all issued capital stock of Sitnica, d.o.o. ("**Sitnica**"), which includes 20,000 shares, and that Sitnica is the owner of land parcels known as Samobor Gardens Project.

5. The completion of the Agreement will be done through signing these Minutes of Completion, which will be done through fax or electronic mail. Closely after all signatures of the parties to these Minutes of Completion are received, the Company will issue to AP and to Emvelco the Company's shares as stated in Section 2 above and will report the issuance, as required by law.

As evidence the parties are hereby signing:

Emvelco Corp.	AP Holdings	Kidron Industrial Holdings, Ltd.

<u>פרוטוקול השלמת הסכם מיום 19 ביולי 2007 ("ההסכם")</u>
שנערכה ביום 1 בנובמבר 2007

בין:

קידרון אחזקות תעשייתיות בע"מ
ח"צ מס' 520040486
("החברה")

לבין:

1. AP Holdings
באמצעות מר שלום עטיה
("AP")
2. Emvelco Corp.
באמצעות מר יוסף עטיה
("Emvelco")

(יחד ולחוד: "המשקיע")

הצדדים מאשרים כדלהלן:

1. התנאים המתלים שנקבעו בסעיף 6 להסכם, התקיימו כולם עד ליום 31 באוקטובר, 2007.

2. למען הסר ספק, יחידי המשקיע מסכימים כי ההקצאה של 907,934,502 מניות רגילות של החברה אליהם, תיעשה באופן של- Emvelco יוקצו 734,060,505 מניות ול-AP יוקצו 173,873,997 מניות.

3. התקבלו בידי החברה דוחות מאת Law Offices of Gorelick & Associates, לפיהם, בין היתר, החברה היא הבעלים של כל הון המניות המונפק של Verge Living Corporation ("Verge"), הכולל 75,000 מניות רגילות בנ"ע של 1.00$ כ"א, וכי Verge הינה הבעלים של זכויות הבעלות המלאות במגרשים הידועים כ- Corner of Bonanza and Main, לאס וגאס, נוואדה.

4. התקבלו בידי החברה דוחות מאת עו"ד Milenco Vukovic, לפיהם, בין היתר, החברה היא הבעלים של כל הון המניות המונפק של Sitnica d.o.o. ("Sitnica"), הכולל 20,000 מניות, וכי Sitnica הינה הבעלים של חלקות הקרקע הידועות כ- Samobor Gardens Project.

5. השלמת ההסכם תיעשה באמצעות חתימה על פרוטוקול השלמה זה, שתיעשה באמצעות פקס או דואר אלקטרוני. סמוך לאחר שתתקבלנה חתימות כל הצדדים על פרוטוקול ההשלמה, תקצה החברה ל-AP ול-Emvelco את מניות החברה, כאמור בסעיף 2 לעיל ותדווח על ההקצאה, כנדרש על פי דין.

ולראיה באנו על החתום

Emvelco Corp.	AP Holdings	קידרון אחזקות תעשייתיות בע"מ

TOTAL P.01